UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EMPOWERED PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	27-0579647
(State of Incorporation or Organization)	(IRS Employer Identification No.)

3367 West Oquendo Road
Las Vegas, Nevada	89118
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

NONE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

Securities Act registration statement file number to which this Form relates:  N/A (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value

(Title of class)

FORM 8-A

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The information required in response to this Item 1 is contained in Item 3.02 of the Current Report on Form 8-K (File No. 333-165917), of Empowered Products, Inc. filed with the Securities and Exchange Commission (the “Commission”) on July 7, 2011, as amended by Amendment No. 1 on Form 8-K/A filed with the Commission on September 1, 2011, under the captions “Description of Securities – Post-Merger,” “Market Price of and Dividends on the Company’s Common Stock and Related Stockholder Matters” and “Nevada Anti-Takeover Law and Charter and Bylaw Provisions,” and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation (incorporated by reference from Exhibit 3.1 to the registrant’s Form S-1 filed with the Securities and Exchange Commission on April 6, 2010).

3.2	Certificate of Change to Articles of Incorporation (incorporated by reference from Exhibit 3.1 to the registrant’s Form 10-Q filed with the Securities and Exchange Commission on May 13, 2011).

3.3	Bylaws (incorporated by reference from Exhibit 3.2 to the registrant’s Form S-1 filed with the Securities and Exchange Commission on April 6, 2010).

3.4	Articles of Merger (incorporated by reference from Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2011).

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SIGNATURES

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EMPOWERED PRODUCTS, INC.

Date: April 18, 2012

	By:	/s/Scott Fraser
	Name:	Scott Fraser
	Title:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation (incorporated by reference from Exhibit 3.1 to the registrant’s Form S-1 filed with the Securities and Exchange Commission on April 6, 2010).

3.2	Certificate of Change to Articles of Incorporation (incorporated by reference from Exhibit 3.1 to the registrant’s Form 10-Q filed with the Securities and Exchange Commission on May 13, 2011).

3.3	Bylaws (incorporated by reference from Exhibit 3.2 to the registrant’s Form S-1 filed with the Securities and Exchange Commission on April 6, 2010).

3.4	Articles of Merger (incorporated by reference from Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2011).

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